UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2008

WILLIS GROUP HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)
Bermuda
(Jurisdiction of incorporation or organization)

001-16503 (Commission file number)	98-0352587 (I.R.S. Employer Identification No.)
c/o Willis Group Limited
51 Lime Street, London, EC3M 7DQ, England
(Address of principal executive offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 1, 2008, Willis Group Holdings Limited (“Willis”), along with its wholly owned subsidiary, Willis North America Inc. (“WNA”), entered into two new credit facilities: (i) a five-year facility providing for loans of up to $1,000 million consisting of a $15 million US dollar revolving credit facility, a $285 million multicurrency revolving credit facility and a $700 million multiple draw term loan facility (the “Five-Year Credit Facility”) and (ii) a 364-day $1,000 million senior term loan (the “364-Day Credit Facility” and together with the Five-Year Credit Facility, the “Credit Facilities”). The terms of the new credit facilities are set forth in two separate agreements, as follows: (i) the Credit Agreement, dated as of October 1, 2008 (the “Five-Year Credit Agreement”), among WNA, Willis Group Holdings Limited, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger and (ii) the 364-Day Credit Agreement, dated as of October 1, 2008 (the “364-Day Credit Agreement”), among WNA, Willis Group Holdings Limited, the lenders party thereto and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger. Proceeds of the loans under the Credit Facilities can be used to finance, in part, the acquisition of Hilb, Rogal & Hobbs Company, a Virginia corporation (“HRH”), through the merger, effective as of October 1, 2008, of HRH (the “Merger”), with and into Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), a wholly owned subsidiary of Willis (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), by and among Willis, Merger Sub and HRH, and to pay fees and expenses in connection therewith, to refinance certain existing indebtedness of HRH and Willis and, in the case of the Five-Year Credit Facility, for the purpose of making certain permitted repurchases of Willis common stock or repaying the existing indebtedness of Willis and its subsidiaries.
     Amounts outstanding under the Five-Year Credit Facility shall bear interest at a rate equal to (i) for Eurocurrency Rate Loans, LIBOR plus 1.75% to 3.50% plus the Mandatory Cost and (ii) for Base Rate Loans and Swing Line Loans, the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the “prime rate” as announced by Bank of America, N.A. plus .75% to 2.50%. Amounts outstanding under the 364-Day Credit Facility shall bear interest at a rate equal to (i) for Eurocurrency Rate Loans, LIBOR plus 2.25% to 3.50% plus the Mandatory Cost and (ii) for Base Rate Loans, the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the “prime rate” as announced by Bank of America, N.A. plus 1.25% to 2.50%, based upon WNA’s non-credit enhanced senior-unsecured long term debt rating. Initial borrowings of $525 million made on October 1, 2008 under the Five-Year Credit Facility will accrue interest at the “prime rate” plus 1.25% or LIBOR plus 2.25%, and initial borrowings $1.0 billion made on October 1, 2008 under the 364-Day Credit Facility will accrue interest at the “prime rate” plus 1.25% or LIBOR plus 2.25%. In addition, under the 364-Day Credit Facility, Willis agrees to pay each of the lenders duration fees as follows: (i) 0.25% of outstanding borrowings on the 90th day after the closing date of the 364-Day Credit Facility; (ii) 0.50% of outstanding borrowings on the 180th day after the closing date of the 364-Day Credit Facility and (iii) 0.50% of outstanding borrowings on the 270th day after the closing date of the 364-Day Credit Facility. In addition, under the Five-Year Credit Facility, Willis agrees to pay each of the lenders a commitment fee of .20% to .50% on each of the committed amount of the US dollar revolving credit facility, the multicurrency revolving credit facility and the multiple draw term loan facility which has not been borrowed.
     Borrowings under the Five-Year Credit Facility must be made in increments of $100,000 or higher. In addition, under the Five-Year Credit Facility, Willis must repay to the lenders on the last day of each fiscal quarter ending after the first anniversary of the closing date of the Five-Year Facility, an amount of the Five-Year Credit Facility equal to the lesser of (i) $35,000,000 and (ii) 5% of the aggregate principal amount of the facility outstanding on the date certain commitments are reduced as a result of the application of prepayments.
     Voluntary prepayment is permitted under both Credit Facilities in amounts greater than $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. In addition, each of the Credit Facilities requires mandatory prepayment in certain circumstances.
     Willis is subject to various affirmative and negative covenants and reporting obligations under the Credit Facilities. These include, among others, limitations on indebtedness, liens, sale and leaseback transactions, investments, fundamental changes, assets sales and affiliate transactions. Willis has also agreed, among other things, to maintain its properties and existence, comply with laws, maintain records, allow inspection by the lenders and comply with its contractual obligations, subject to specified exceptions. Events of default under the Credit Facilities include non-payment of amounts due to the lenders, violation of covenants, defaults under other material indebtedness, judgments and specified insolvency-related events, subject to, in certain instances, specified thresholds, cure periods and exceptions. The obligations under the Credit Facilities are guaranteed by Willis and certain of its subsidiaries. The obligations of Willis under the Credit Facilities are unsecured.
     This description of the Credit Facilities does not purport to be complete and is qualified in its entirety by reference to each of the Five-Year Credit Agreement and the 364-Day Credit Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 1, 2008, Willis completed its previously announced acquisition of HRH pursuant to the terms of the Merger Agreement. In accordance with the terms of the Merger Agreement, HRH was merged with and into Merger Sub, with Merger Sub continuing as a wholly owned subsidiary of Willis. As of the effective time of the Merger, each share of common stock, no par value (the “HRH Common Stock”), of HRH issued and outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive, at the election of each HRH shareholder, consideration in the form of cash or shares of Willis common stock, par value $0.000115 per share (the “Willis Common Stock”), plus cash in lieu of fractional shares and subject to potential proration and adjustment if either form of consideration was oversubscribed.
     The value of the per share consideration payable in connection with the Merger was based on the average closing sales price per share of Willis Common Stock for the ten-trading day period ending on the second full trading day prior to the effective time of the Merger (such average price is referred to as the “Average Willis Share Price”). Based on the Average Willis Share Price of $31.70, the value of the cash consideration per share of HRH Common Stock for which a valid cash election was made is equal to $46.00 and the value of the stock consideration per share of HRH Common Stock for which a valid stock election was made is 1.4510 shares of Willis Common Stock, which is equal to the cash consideration per share divided by the Average Willis Share Price.

     Prior to the Merger, HRH Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and traded on the New York Stock Exchange (the “NYSE”). As a result of the Merger, HRH no longer meets the listing requirements of NYSE. HRH requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that shares of HRH Common Stock are no longer listed on NYSE. HRH will file a Form 15 with the SEC to terminate the registration of its common stock under the Exchange Act. Trading of HRH Common Stock on NYSE was suspended as of the opening of trading on October 2, 2008.
     The issuance of Willis Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-152560), filed with the SEC on July 25, 2008, amended by Amendment No. 1 thereto and declared effective on August 26, 2008 (the “Form S-4”). The proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Form S-4 contains additional information about the Merger and the related transactions. Additional information about the Merger is also contained in Current Reports on Form 8-K filed by Willis and by HRH and incorporated by reference into the Proxy Statement/Prospectus.
     In addition, the Merger was financed in part with the proceeds of approximately $1.525 billion of borrowings under the Credit Facilities entered into by Willis and WNA on October 1, 2008.
     A copy of our press release, dated October 1, 2008, announcing the completion of the Merger, is attached hereto as Exhibit 99.1.
     This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Willis on June 12, 2008 and is incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.
(b)	Pro Forma Financial Information.
     The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.
(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger

10.2	364-day Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger

99.1	Press release, dated October 1, 2008, issued by Willis Group Holdings Limited

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Group Holdings Limited
By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
General Counsel

Date: October 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger

10.2	364-day Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger

99.1	Press release, dated October 1, 2008, issued by Willis Group Holdings Limited